Exhibit 99.1

Voya Financial announces fourth-quarter
and full-year 2021 results
NEW YORK, Feb. 8, 2022 — Voya Financial, Inc. (NYSE: VOYA), announced today financial results for the fourth-quarter and full-year 2021:
•Fourth-quarter 2021 net income available to common shareholders of $3.36 per diluted share.
•Fourth-quarter 2021 after-tax adjusted operating earnings1 of $1.90 per diluted share2.
•Full-year 2021 net income available to common shareholders of $16.61 per diluted share.
•Record full-year 2021 after-tax adjusted operating earnings of $8.37 per diluted share3.
•Significant excess capital generation and return of capital to shareholders in 2021:
–$1 billion of excess capital generated in full-year 2021, excluding proceeds from transactions;
–$331 million returned to shareholders in fourth-quarter 2021 ($310 million in share repurchases and $21 million in common stock dividends);
–A record $1.7 billion in excess capital deployed in full-year 2021, including $1.1 billion in share repurchases, $0.5 billion of senior debt redeemed, and $80 million in common stock dividends;
–As of Dec. 31, 2021, Voya had approximately $1.5 billion of excess capital — largely unchanged from Sept. 30, 2021 as the company’s continued strong free-cash-flow generation offset amounts deployed in the fourth quarter.

"In 2021, we achieved record after-tax adjusted operating earnings driven by strong alternative investment income as well as continued growth in each of our businesses," said Rodney O. Martin, Jr., chairman and CEO, Voya Financial, Inc. "We continue to provide valuable health, wealth and investment solutions for our workplace and institutional clients, and this is leading to further organic growth for Voya. For the full-year 2021, Wealth Solutions full service recurring deposits grew 9.0% compared with the prior-year period to $12.1 billion. Investment Management drove $7.8 billion of net inflows in 2021 and achieved organic growth of 4.2%. And in Health Solutions, annualized in-force premiums in the fourth quarter of 2021 increased 10.0% compared with the prior-year period.

1 This press release includes certain non-GAAP financial measures, including adjusted operating earnings. More information on non-GAAP measures and reconciliations to the most comparable U.S. GAAP measures can be found in the “Use of Non-GAAP Financial Measures” section of this release and in the company’s Quarterly Investor Supplement.
2 Fourth-quarter 2021 results include the following notable items: $0.55 of investment income from alternative investments and prepayments above long-term expectations, net of variable and incentive compensation; $(0.22) of COVID-19 impacts; and $(0.05) of other notable items. Please see the tables at the end of this press release for more details on notable items.
3 Full-year 2021 results include the following notable items: $2.84 of investment income from alternative investments and prepayments above long-term expectations, net of variable and incentive compensation; $(0.70) of COVID-19 impacts; and $0.19 of other notable items. Please see the tables at the end of this press release for more details on notable items.

"Beyond the organic growth we delivered, we continue to benefit from our high free-cash-flow businesses. In 2021, we generated $1 billion in excess capital, excluding proceeds from transactions we completed during the year, and we deployed a record $1.7 billion in excess capital, largely through share repurchases. Since our initial public offering, we have returned approximately $8 billion in excess capital through both share repurchases and dividends. As we move forward, we will build upon this track record and continue to be disciplined and balanced with our use of capital.

"As we shared at Investor Day in November, we have exciting plans to continue our organic growth momentum, drive further earnings per share increases and expand margins. Underlying all of this will be our customer-centric focus and our commitment to providing valuable products, services and solutions to our clients," added Martin.

HIGHLIGHTS
•Record full-year 2021 after-tax adjusted operating earnings of $1.1 billion, compared with $425 million for full-year 2020.
•Wealth Solutions full-service recurring deposits for full-year 2021 were $12.1 billion, up 9.0% compared with the prior-year period and above the company’s target of 6–8% for 2021.
•Investment Management net inflows (excluding sub-advisor replacements and divested businesses) were $7.8 billion for full-year 2021, which includes significant inflows from several large mandates that funded during the fourth quarter of 2021 and represents full-year organic growth of 4.2% — above the company's most recent guidance of 1–3% for 2021.
•Health Solutions annualized in-force premiums were $2.5 billion in the fourth quarter of 2021, up 10.0% compared with the prior-year period due to growth across all product lines and at the high end of the company's 7–10% target for 2021.
•On Jan. 27, 2022, Voya's board of directors declared a first-quarter 2022 common stock dividend of $0.20 per share, maintaining Voya's dividend yield above 1%.
•In January 2022, Voya earned inclusion in the 2022 Bloomberg Gender-Equality Index for the seventh-consecutive year and received a perfect score of 100% on the 2022 Corporate Equality Index for the 17th year in a row.

CONSOLIDATED RESULTS
Fourth-quarter 2021 net income available to common shareholders was $403 million, or $3.36 per diluted share, compared with $257 million, or $1.94 per diluted share, in the fourth quarter of 2020. The increase was primarily driven by a $250 million release in the company's tax valuation allowance in the fourth quarter of 2021, partially offset by lower performance fees in Investment Management and less favorable DAC/VOBA and other intangibles unlocking in Wealth Solutions.

Fourth-quarter 2021 after-tax adjusted operating earnings were $229 million, or $1.90 per diluted share, compared with $251 million, or $1.90 per diluted share in the fourth quarter of 2020. On a per-share basis, fourth-quarter 2021 results reflect the benefit of share repurchases in 2021, strong revenue growth, and higher alternative investment income, but were offset by lower performance fees in Investment Management; less favorable DAC/VOBA and other intangibles unlocking in Wealth Solutions; and higher COVID-19 impacts in Health Solutions, in each case compared with fourth-quarter 2020.

Full-year 2021 net income (loss) available to common shareholders was $2,090 million, or $16.61 per diluted share, compared with $(242) million, or $(1.84) per diluted share in full-year 2020. Net income in full-year 2021 was primarily driven by gains related to Voya’s divestment of its Individual Life and other legacy annuities businesses and its independent financial planning channel. A significant increase in alternative investment income; strong revenue growth; favorable DAC/VOBA and other intangibles unlocking in Wealth Solutions; and a release in the tax valuation allowance also contributed to the increase, partially offset by lower performance fees in Investment Management and higher COVID-19 impacts in Health Solutions, in each case compared with full-year 2020.

Full-year 2021 after-tax adjusted operating earnings were $1,053 million, or $8.37 per diluted share, compared with $425 million, or $3.22 per diluted share in full-year 2020. The increase was driven by exceptional alternative investment income results and strong revenue growth. Favorable DAC/VOBA and other intangibles unlocking in Wealth Solutions also contributed to the increase, partially offset by lower performance fees in Investment Management and higher COVID-19 impacts in Health Solutions, in each case compared with full-year 2020. On a per-share basis, 2021 results also reflect the benefit of share repurchases in 2021.

SEGMENT DISCUSSIONS
The following segment discussions compare the fourth quarter of 2021 with the fourth quarter of 2020, unless otherwise noted. All figures are presented before income taxes.

Wealth Solutions
Wealth Solutions adjusted operating earnings were $241 million, compared with $258 million. The change primarily reflects:
•$29 million of higher investment income, primarily due to higher alternative investment income;
•$8 million of higher fee-based margin largely due to higher average equity market levels;
•$29 million of less favorable DAC/VOBA and other intangibles unlocking; and
•$22 million of higher administrative expenses due in part to timing of certain advertising and technology-related expenses and growth in the business.

	Trailing 12 months ended	Trailing 12 months ended
($ in millions)	12/31/2021	12/31/2020
Net revenue	$2,346	$1,763
Net revenue, excluding notables	1,912	1,690
Adjusted operating margin	47.3%	25.2%
Adjusted operating margin, excluding notables	35.5%	33.0%
Full Service recurring deposits	$12,056	$11,060
Full Service net flows	$576	$1,604

	Three months ended or as of	Three months ended or as of
($ in millions)	12/31/2021	12/31/2020
Total client assets	$536,246	$520,258

Full Service recurring deposits	$2,918	$2,676
Full Service net flows	$(884)	$(2,328)
Full Service client assets	$187,702	$165,412

Fourth-quarter 2021 full service net outflows were $884 million as inflows from single and recurring deposits were more than offset by outflows, mostly due to participant surrenders. Total client assets as of Dec. 31, 2021 were $536 billion, up 3% from Dec. 31, 2020.

Investment Management
Investment Management adjusted operating earnings were $59 million, compared with $90 million. The change primarily reflects:
•$2 million of higher investment capital revenues, including slightly higher private equity results in the fourth quarter of 2021;
•$36 million of lower fee-based margin due to lower performance fees and the loss of revenue that resulted from the company's sale of its Individual Life and other legacy annuities businesses in January 2021, all partially offset by higher management fees from higher average AUM, including private equity; and
•$3 million of lower administrative expenses, primarily due to lower variable expenses associated with lower overall revenues.

	Trailing 12 months ended	Trailing 12 months ended
($ in millions)	12/31/2021	12/31/2020
Net revenue	$783	$703
Net revenue, excluding notables	723	654
Adjusted operating margin	30.7%	28.0%
Adjusted operating margin, excluding notables	25.7%	24.6%
Net flows (excluding sub-advisor replacements and divested businesses)	$7,770	$8,375

	Three months ended or as of	Three months ended or as of
($ in millions)	12/31/2021	12/31/2020
Assets Under Management
External clients	$225,829	$187,080
General account	38,004	58,421
Total	$263,832	$245,501

Net Flows
Institutional	$9,516	$(563)
Retail	(520)	(1,052)
Total (excluding sub-advisor replacements and divested businesses)	$8,995	$(1,614)
Sub-advisor replacements	—	—
Divested businesses outflows	(761)	(679)
Total	$8,234	$(2,293)

During the fourth quarter of 2021, Investment Management had total net inflows (excluding sub-advisor replacements and divested businesses) of $8,995 million, including Institutional net inflows of $9,516 million, which reflect several large mandates that funded during the fourth quarter. Retail net outflows were $520 million. Total assets under management (AUM) were $264 billion as of Dec. 31, 2021, up 7% from Dec. 31, 2020. In connection with the completion of Voya's sale of its Individual Life and other legacy annuities businesses, approximately $25 billion of assets transferred from general account AUM to external clients AUM in the first quarter of 2021.

Health Solutions
Health Solutions adjusted operating earnings were $33 million, compared with $50 million. The change primarily reflects:

•$1 million of higher underwriting results as business growth and a lower loss-ratio in Stop Loss were offset by a higher Group Life loss ratio (reflecting approximately $34 million of COVID-19 impacts in the fourth quarter of 2021);
•$8 million of higher investment income, primarily due to an increase in alternative investment income; and
•$21 million of higher administrative expenses, largely due to growth in the business, including the company's acquisition of Benefit Strategies in the third quarter of 2021, and timing of certain expenses.

	Trailing 12 months ended	Trailing 12 months ended
($ in millions)	12/31/2021	12/31/2020
Net revenue	$722	$659
Net revenue, excluding notables	777	685
Adjusted operating margin	28.3%	30.9%
Adjusted operating margin, excluding notables	33.5%	33.4%
Total aggregate loss ratio	72.5%	70.4%

	Three months ended	Three months ended
($ in millions)	12/31/2021	12/31/2020
Annualized In-Force Premiums
Group Life, Disability and Other	$752	$714
Stop Loss	1,181	1,096
Voluntary	576	472
Total	$2,510	$2,282

Corporate
Corporate adjusted operating losses were $54 million compared with adjusted operating losses of $94 million. The change reflects revenue in the fourth quarter of 2021 from the company's transition service agreements and the continued removal of stranded costs associated with the Individual Life transaction as well as lower interest expense resulting from the company's redemption of $0.5 billion of senior debt during 2021.

Supplementary Financial Information
More detailed financial information can be found in the company’s Quarterly Investor Supplement, which is available on Voya’s investor relations website, investors.voya.com.

Earnings Call and Slide Presentation
Voya will host a conference call on Wednesday, Feb. 9, 2022, at 10 a.m. ET, to discuss the company’s fourth-quarter and full-year 2021 results. The call and slide presentation can be accessed via the company’s investor relations website at investors.voya.com. A replay of the call will be available on the company’s investor relations website at investors.voya.com starting at 1 p.m. ET on Feb. 9, 2022.

Media Contact:                    Investor Contact:
Christopher Breslin                    Michael Katz
212-309-8941                        212-309-8999
Christopher.Breslin@voya.com            IR@voya.com

About Voya Financial
Voya Financial, Inc. (NYSE: VOYA) is a leading health, wealth and investment company that provides products, solutions and technologies that help Americans become well planned, well invested and well protected. Serving the needs of 14.3 million individual, workplace and institutional clients, Voya is a Fortune 500 company that had $4.2 billion in revenue in 2021 and $739 billion in total assets under management and administration as of Dec. 31, 2021. Certified as a “Great Place to Work” by the Great Place to Work® Institute, Voya is purpose-driven and is equally committed to conducting business in a way that is socially, environmentally, economically and ethically responsible. Voya has earned recognition as one of the World’s Most Ethical Companies® by the Ethisphere Institute; as the No. 1-ranked financial services firm among Barron’s 100 Most Sustainable Companies for three consecutive years; as a member of the Bloomberg Gender Equality Index; and as a “Best Place to Work for Disability Inclusion” on the Disability Equality Index. For more information, visit voya.com. Follow Voya Financial on Facebook, LinkedIn and Twitter @Voya.

Use of Non-GAAP Financial Measures
We believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performance and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions or other factors. We use the same accounting policies and procedures to measure segment Adjusted operating earnings before income taxes as we do for the directly comparable U.S. GAAP measure, which is Income (loss) from continuing operations before income taxes.

Adjusted operating earnings before income taxes does not replace Income (loss) from continuing operations before income taxes as a measure of our consolidated results of operations. Therefore, we believe that it is useful to evaluate both Income (loss) from continuing operations before income taxes and Adjusted operating earnings before income taxes when reviewing our financial and operating performance. Each segment’s Adjusted operating earnings before income taxes is calculated by adjusting Income (loss) from continuing operations before income taxes for the following items:
•Net investment gains (losses), net of related amortization of DAC, VOBA, sales inducements and unearned revenue, which are significantly influenced by economic and market conditions, including interest rates and credit spreads, and are not indicative of normal operations. Net investment gains (losses) include gains (losses) on the sale of securities, impairments, changes in the fair value of investments using the FVO unrelated to the implied loan-backed security income recognition for certain mortgage-backed obligations and changes in the fair value of derivative instruments, excluding gains (losses) associated with swap settlements and accrued interest;
•Net guaranteed benefit gains (losses), which are significantly influenced by economic and market conditions and are not indicative of normal operations, include changes in the fair value of derivatives related to guaranteed benefits, net of related reserve increases (decreases) and net of related amortization of DAC, VOBA and sales inducements, less the estimated cost of these benefits. The estimated cost, which is reflected in operating results, reflects the expected cost of these benefits if markets perform in line with our long-term expectations and includes the cost of hedging. Other derivative and reserve changes related to guaranteed benefits are excluded from operating results, including the impacts related to changes in nonperformance spread;
•Income (loss) related to businesses exited or to be exited through reinsurance or divestment, which includes gains and (losses) associated with transactions to exit blocks of business within continuing operations (including net investment gains (losses) on securities sold and expenses directly related to these transactions) and residual run-off activity (including an insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses). Excluding this activity, which also includes amortization of intangible assets related to businesses exited or to be exited, better reveals trends in our core business and more closely aligns Adjusted operating earnings before income taxes with how we manage our segments;
•Income (loss) attributable to noncontrolling interest, which represents the interest of shareholders, other than those of Voya Financial, Inc., in the gains and (losses) of consolidated entities, or the attribution of results from consolidated VIEs or VOEs to which we are not economically entitled;
•Dividend payments made to preferred shareholders are included as reductions to reflect the Adjusted operating earnings that is available to common shareholders;
•Income (loss) related to early extinguishment of debt, which includes losses incurred as a result of transactions where we repurchase outstanding principal amounts of debt; these losses are excluded from Adjusted operating earnings before income taxes since the outcome of decisions to restructure debt are not indicative of normal operations;
•Impairment of goodwill, value of management contract rights and value of customer relationships acquired, which includes losses as a result of impairment analysis; these represent losses related to infrequent events and do not reflect normal, cash-settled expenses;
•Immediate recognition of net actuarial gains (losses) related to our pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments, which includes actuarial gains and (losses) as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period. We immediately recognize actuarial gains and (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan adjustments and curtailments. These amounts do not reflect normal, cash-settled expenses and are not indicative of current Operating expense fundamentals; and
•Other adjustments not indicative of normal operations or performance of our segments or may be related to events such as capital or organizational restructurings undertaken to achieve long-term economic benefits, including certain costs related to debt and equity offerings, acquisition / merger integration expenses, severance and other third-party expenses associated with such activities, and expenses attributable to vacant real estate. These items vary widely in timing, scope and frequency between periods as well as between companies to which we are compared. Accordingly, we adjust for these items as we believe that these items distort the ability to make a meaningful evaluation of the current and future performance of our segments.

The adjusted operating earnings, after tax, is adjusted for tax expense. The adjusted operating tax expense is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.

Income (loss) related to businesses exited or to be exited through reinsurance or divestment (including net investment gains (losses) on securities sold and expenses directly related to these transactions, and insignificant number of Individual Life, and non-Wealth Solutions annuities policies that were not part of the divested businesses) are excluded from Adjusted operating earnings before income taxes. When we present the adjustments to Income (loss) from continuing operations before income taxes on a consolidated basis, each adjustment excludes the relative portions attributable to businesses exited or to be exited through reinsurance or divestment.

The most directly comparable U.S. GAAP measure to Adjusted operating earnings before income taxes is Income (loss) from continuing operations before income taxes. For a reconciliation of Adjusted operating earnings before income taxes to Income (loss) from continuing operations before income taxes, see the tables that accompany this release, as well as our Quarterly Investor Supplement.

As a result of the Individual Life Transaction, the historical revenues and certain expenses of the divested businesses have been classified as discontinued operations. Historical revenues and certain expenses of the businesses that have been divested via reinsurance at closing of the Individual Life Transaction (including an insignificant amount of Individual Life and non-Wealth Solutions annuities that are not part of the transaction) are reported within continuing operations, but are excluded from adjusted operating earnings as businesses exited or to be exited through reinsurance or divestment. Expenses classified within discontinued operations and businesses exited or to be exited through reinsurance include only direct operating expenses incurred by these businesses and then only to the extent that the nature of such expenses was such that we ceased to incur such expenses upon the close of the Individual Life Transaction. Certain other direct costs of these businesses, including those which relate to activities for which we provide transitional services and for which we are reimbursed under transition services agreements (“TSAs”) are reported within continuing operations along with the associated revenues from the TSAs. Additionally, indirect costs, such as those related to corporate and shared service functions that were previously allocated to the businesses sold or divested via reinsurance, are reported within continuing operations. These costs ("Stranded Costs") and the associated revenues from the TSAs are reported within continuing operations in Corporate, since we do not believe they are representative of the future run-rate of revenues and expenses of the continuing operations of our business segments. We have implemented a cost reduction strategy to address Stranded Costs.

In addition to Net income (loss) per common share, we report Adjusted operating earnings per common share (diluted) because we believe that Adjusted operating earnings before income taxes provides a meaningful measure of its business and segment performances and enhances the understanding of our financial results by focusing on the operating performance and trends of the underlying business segments and excluding items that tend to be highly variable from period to period based on capital market conditions and/or other factors.

Net Revenue and Adjusted Operating Margin
•Adjusted operating margin is defined as adjusted operating earnings before income taxes divided by net revenue.
•Net revenue is the sum of investment spread and other investment income, fee based margin, and net underwriting gain (loss). Please see the “reconciliations” section in the company’s Quarterly Investor Supplement for a reconciliation of each of these sources of net revenue to their most directly comparable U.S GAAP measure for each of our three segments.
•We report net revenue and adjusted operating margin for each of our segments, since they provide a meaningful measure for the two primary drivers for adjusted operating earnings – revenue growth and margin expansion.
•We also report net revenue and adjusted operating margin excluding notable items, such as alternative investment income and prepayment fees above (below) long-term expectations, Group Life COVID-19 impacts, and other notable items. Please see the tables at the end of this press release for more details on notable items.

Forward-Looking and Other Cautionary Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company does not assume any obligation to revise or update these statements to reflect new information, subsequent events or changes in strategy. Forward-looking statements include statements relating to future developments in our business or expectations for our future financial performance and any statement not involving a historical fact. Forward-looking statements use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Actual results, performance or events may differ materially from those projected in any forward-looking statement due to, among other things, (i) general economic conditions, particularly economic conditions in our core markets, (ii) performance of financial markets, (iii) the frequency and severity of insured loss events, (iv) the effects of natural or man-made disasters, including pandemic events and specifically the current COVID-19 pandemic event, (v) mortality and morbidity levels, (vi) persistency and lapse levels, (vii) interest rates, (viii) currency exchange rates, (ix) general competitive factors, (x) changes in laws and regulations, such as those relating to Federal taxation, state insurance regulations and NAIC regulations and guidelines, (xi) changes in the policies of governments and/or regulatory authorities, and (xii) our ability to successfully manage the separation of our individual life business on the expected timeline and economic terms. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition (“MD&A”) – Trends and Uncertainties” in our Annual Report on Form 10-K for the year ended Dec. 31, 2021, which the Company expects to file with the SEC on or before March 1, 2022.

VOYA-IR VOYA-CF

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Three Months Ended
($ in millions, except per share)	12/31/2021				12/31/2020
	Pre-tax	Tax Effect (1)	After-tax	Per share	Pre-tax	Tax Effect (1)	After-tax	Per share

Net Income (loss) available to Voya Financial, Inc.'s common shareholders			$403	$3.36			$257	$1.94
Less: Preferred stock dividends			(4)	(0.03)			(4)	(0.03)
Net Income (loss) available to Voya Financial, Inc.			$407	$3.39			$260	$1.97
Plus: Net income (loss) attributable to noncontrolling interest			100	0.83			124	0.93
Net Income (loss)			$507	$4.22			$384	$2.90
Less: Income (loss) from discontinued operations, net of tax			5	0.05			(57)	(0.43)
Income (loss) from continuing operations	$300	$(202)	$502	$4.18	$495	$54	$441	$3.33
Less:
Net Investment gains (losses) and related charges and adjustments	(86)	(18)	(68)	(0.56)	(41)	(9)	(32)	(0.24)
Net guaranteed benefit gains (losses) and related charges and adjustments	(3)	(1)	(2)	(0.02)	58	12	46	0.35
Income (loss) related to businesses exited or to be exited through reinsurance or divestment	14	3	11	0.09	46	10	36	0.27
Net income (loss) attributable to noncontrolling interest	100	—	100	0.83	124	—	124	0.93
Income (loss) on early extinguishment of debt	(21)	(4)	(17)	(0.14)	—	—	—	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	33	7	26	0.22	2	1	2	0.01
Dividend payments made to preferred shareholders	4	—	4	0.03	4	—	4	0.03
Other adjustments (2)	(19)	(239)	219	1.83	(2)	(13)	11	0.08
Adjusted operating earnings	$279	$50	$229	$1.90	$304	$53	$251	$1.90
(1) The adjusted operating tax expense is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.
(2) “Other adjustments” primarily consists of restructuring expenses (severance, lease write-offs, etc.) and tax adjustments.

Reconciliation of Net Income (Loss) to Adjusted Operating Earnings and Earnings Per Share (Diluted)
	Year-to-Date
($ in millions, except per share)	12/31/2021				12/31/2020
	Pre-tax	Tax Effect (1)	After-tax	Per share	Pre-tax	Tax Effect (1)	After-tax	Per share

Net Income (loss) available to Voya Financial, Inc.'s common shareholders			$2,090	$16.61			$(242)	$(1.84)
Less: Preferred stock dividends			(36)	(0.29)			(36)	(0.27)
Net Income (loss) available to Voya Financial, Inc.			$2,126	$16.90			$(206)	$(1.56)
Plus: Net income (loss) attributable to noncontrolling interest			761	6.05			157	1.19
Net Income (loss)			$2,887	$22.95			$(49)	$(0.37)
Less: Income (loss) from discontinued operations, net of tax			12	0.10			(419)	(3.18)
Income (loss) from continuing operations	$2,777	$(98)	$2,875	$22.85	$352	$(18)	$370	$2.81
Less Adjustments
Net Investment gains (losses) and related charges and adjustments	(20)	(4)	(16)	(0.13)	22	5	18	0.13
Net guaranteed benefit gains (losses) and related charges and adjustments	(1)	—	—	—	22	5	17	0.13
Income (loss) related to businesses exited through reinsurance or divestment	812	(61)	872	6.93	(342)	(72)	(270)	(2.05)
Net income (loss) attributable to noncontrolling interest	761	—	761	6.05	157	—	157	1.19
Income (loss) on early extinguishment of debt	(31)	(6)	(24)	(0.19)	—	—	—	—
Immediate recognition of net actuarial gains (losses) related to pension and other postretirement benefit obligations and gains (losses) from plan amendments and curtailments	33	7	26	0.21	2	1	2	0.01
Dividend payments made to preferred shareholders	36	—	36	0.29	36	—	36	0.27
Other adjustments (2)	(105)	(272)	167	1.33	(41)	(26)	(15)	(0.11)
Adjusted operating earnings	$1,292	$239	$1,053	$8.37	$495	$69	$425	$3.22
(1) The adjusted operating tax expense is based on the actual income tax expense for the current period related to Income (loss) from continuing operations, adjusted for estimated taxes on non-operating items and non-operating tax impacts, such as those related to restructuring, changes in a tax valuation allowance and changes to tax law. For non-operating items, we apply a 21% tax rate.
(2) “Other adjustments” primarily consists of restructuring expenses (severance, lease write-offs, etc.) and tax adjustments.

Reconciliation of Basic Weighted Average Shares to Adjusted Operating Diluted Weighted Average Shares
	Three Months Ended		Year-to-Date
(in millions)	12/31/2021	12/31/2020	12/31/2021	12/31/2020

Weighted-average common shares outstanding - Basic	110	126	117	127
Dilutive effect of warrants	8	3	7	2
Other dilutive effects (1)	3	3	2	3
Weighted-average common shares outstanding - Diluted	120	132	126	132
Dilutive effect of the exercise or issuance of stock based awards	—	—	—	—
Weighted average common shares outstanding - Adjusted Diluted (2)	120	132	126	132
(1) Includes stock-based compensation awards such as restricted stock units (RSU), performance stock units (PSU), or stock options.
(2) For periods in which there is Net loss from continuing operations available to common shareholders, adjusted operating earnings per common share (EPS) calculation includes additional dilutive shares, as the inclusion of these shares for stock compensation plans would not be anti-dilutive to the adjusted operating EPS calculation.

Adjusted Operating Earnings, Net Revenue, Adjusted Operating Margin, and Notable Items
Three Months Ended December 31, 2021
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	COVID-19 Impacts	Other (2)	Amounts excluding Notable items

Adjusted operating earnings
Wealth Solutions	$241	$82	$—	$1	$158
Investment Management	59	9	—	(9)	58
Health Solutions	33	9	(34)	—	58
Adjusted operating earnings, excluding Corporate	$333	$100	$(34)	$(8)	$274
Corporate	(54)	(16)			(38)
Adjusted operating earnings, pre-tax	$279	$84	$(34)	$(8)	$236

Net revenue
Wealth Solutions	$568	$82	$—	$—	$485
Investment Management	201	12	—	(15)	204
Health Solutions	172	9	(34)	—	198
Total Net revenue	$941	$103	$(34)	$(15)	$887

Adjusted operating margin
Wealth Solutions	42.4%				32.6%
Investment Management	29.4%				28.4%
Health Solutions	19.2%				29.3%
Adjusted operating margin, excluding Corporate & Notable items	35.4%				30.9%
Adjusted operating margin, including Corporate	29.6%				26.6%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable and incentive compensation.
(2) Includes DAC, VOBA, and other intangible unlocking, and performance fees above (below) expectations net of related variable compensation.

Adjusted Operating Earnings, Net Revenue, Adjusted Operating Margin, and Notable Items
Three Months Ended December 31, 2020
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	COVID-19 Impacts	Other (2)	Amounts excluding Notable items

Adjusted operating earnings
Wealth Solutions	$258	$64	$—	$37	$157
Investment Management	90	11	—	26	54
Health Solutions	50	7	(16)	7	52
Adjusted operating earnings, excluding Corporate	$398	$82	$(16)	$70	$263
Corporate	(94)	(10)		(35)	(49)
Adjusted operating earnings, pre-tax	$304	$72	$(16)	$35	$214

Net revenue
Wealth Solutions	$526	$64	$—	$14	$448
Investment Management	235	12	—	41	182
Health Solutions	163	7	(16)	7	165
Total Net revenue	$924	$83	$(16)	$62	$795

Adjusted operating margin
Wealth Solutions	49.0%				35.0%
Investment Management	38.3%				29.7%
Health Solutions	30.7%				31.5%
Adjusted operating margin, excluding Corporate & Notable items	43.1%				33.1%
Adjusted operating margin, including Corporate	32.9%				26.9%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable and incentive compensation.
(2) Includes DAC, VOBA, and other intangible unlocking, revenue and expenses in Wealth Solutions related to the independent financial planning channel (FPC) and in Investment Management related to the divestment of Individual Life, stranded costs in Corporate prior to the closing of the Individual Life Transaction, performance fees above (below) expectations net of related variable compensation, and changes in certain legal and other reserves not expected to recur at the same level.

Adjusted Operating Earnings, Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended December 31, 2021
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	COVID-19 Impacts	Other (2)	Amounts excluding Notable items

Adjusted operating earnings
Wealth Solutions	$1,110	$406	$—	$26	$678
Investment Management	239	62	—	(9)	186
Health Solutions	204	41	(112)	14	260
Adjusted operating earnings, excluding Corporate	$1,553	$508	$(112)	$31	$1,124
Corporate	(261)	(56)			(205)
Adjusted operating earnings, pre-tax	$1,292	$452	$(112)	$31	$919

Net revenue
Wealth Solutions	$2,346	$406	$—	$28	$1,912
Investment Management	783	75	—	(15)	723
Health Solutions	722	41	(112)	14	777
Total Net revenue	$3,851	$522	$(112)	$27	$3,412

Adjusted operating margin
Wealth Solutions	47.3%				35.5%
Investment Management	30.7%				25.7%
Health Solutions	28.3%				33.5%
Adjusted operating margin, excluding Corporate & Notable items	40.3%				32.9%
Adjusted operating margin, including Corporate	33.5%				26.9%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable and incentive compensation.
(2) Includes DAC, VOBA, and other intangible unlocking, revenue and expenses in Wealth Solutions related to the FPC prior to its divestment in June 2021, performance fees above (below) expectations net of related variable compensation, and changes to certain legal and other reserves not expected to recur at the same level.

Adjusted Operating Earnings, Net Revenue, Adjusted Operating Margin, and Notable Items
Twelve Months Ended December 31, 2020
(in millions)	Amounts including Notable items	Investment Income Net of Variable and Incentive Compensation Above (Below) Expectations (1)	COVID-19 Impacts	Other (2)	Amounts excluding Notable items

Adjusted operating earnings
Wealth Solutions	$443	$24	$—	$(139)	$558
Investment Management	197	—	—	36	161
Health Solutions	204	4	(36)	7	229
Adjusted operating earnings, excluding Corporate	$844	$28	$(36)	$(96)	$948
Corporate	(349)	6		(138)	(217)
Adjusted operating earnings, pre-tax	$495	$34	$(36)	$(234)	$731

Net revenue
Wealth Solutions	$1,763	$24	$—	$50	$1,690
Investment Management	703	(6)	—	55	654
Health Solutions	659	4	(36)	7	685
Total Net revenue	$3,125	$22	$(36)	$112	$3,029

Adjusted operating margin
Wealth Solutions	25.2%				33.0%
Investment Management	28.0%				24.6%
Health Solutions	30.9%				33.4%
Adjusted operating margin, excluding Corporate & Notable items	27.0%				31.3%
Adjusted operating margin, including Corporate	15.8%				24.1%
(1) The amount by which Investment income from alternative investments and prepayments exceeds or is less than our long-term expectations, net of variable and incentive compensation.
(2) Includes DAC, VOBA, and other intangible unlocking, revenue and expenses in Wealth Solutions related to the FPC and in Investment Management related to the divestment of Individual Life, stranded costs in Corporate prior to the closing of the Individual Life Transaction, performance fees above (below) expectations net of related variable compensation, and changes in certain legal and other reserves not expected to recur at the same level.